CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 165 to Registration Statement No. 2-75503 on Form N-1A of our reports dated June 19, 2019, relating to the financial statements and financial highlights of Great-West Funds, Inc. (the “Funds”), including Great-West Core Strategies: Flexible Bond Fund, Great-West Core Strategies: Inflation-Protected Securities Fund, Great-West Core Strategies: Short Duration Bond Fund, Great-West Core Strategies: U.S. Equity Fund, and Great-West Core Strategies: International Equity Fund, appearing in the corresponding Annual Reports on Forms N-CSR of the Funds for the year ended April 30, 2019, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

Denver, Colorado

August 26, 2019